EXHIBIT 10.2

Heska Corporation
2018 Management Incentive Plan

1.     The Category Percentages for the 2018 MIP are as follows:

Title	Category Percentage
Officers	20.0% of base salary
Other Participants	25.0% of base salary

2.     The Plan Allocation for the 2018 MIP is as follows:

50% on achievement of the company-wide financial objective and 50% on individual performance

3.    The Key Parameters for the 2018 MIP are as follows:

1) Pre-MIP Target Income (Pre-MIP Operating Income excluding stock-based compensation, acquisitions and related expenses and excluding development expenses specified at the Compensation Committee’s July 25, 2018 meeting) and 2) Revenue

4.     The Payout Structure for the 2018 MIP is as follows:

Pre-MIP Target Income (% MIP Goal)	Revenue (% MIP Goal)	Target MIP Payout (% MIP Goal)	Minimum Post-MIP Operating Income
$20,910K (95%)	$130,000K (94%)	$0 (0%)	$16,000K
$21,120K (96%)	$131,500K (95%)	$200K (20%)	$16,000K
$21,330K (97%)	$133,500K (96%)	$400K (40%)	$16,000K
$21,540K (98%)	$135,500K (97%)	$600K (60%)	$16,000K
$21,750K (99%)	$137,500K (99%)	$800K (80%)	$16,000K
$21,970K (100%)	$139,000K (100%)	$1,000K (100%)	$16,000K
$22,470K (102%)	$142,000K (102%)	$1,250K (125%)	$16,000K
$23,000K (105%)	$146,000K (105%)	$1,500K (150%)	$16,000K

There shall be no MIP Payout if Pre-MIP Target Income is less than $20,910K or Revenue is less than $130,000K. Any MIP Payout is subject to the Minimum Post-MIP Operating Income corresponding to the Pre-MIP Target Income level. For example, if Pre-MIP Target Income is $21,970K and Revenue is $139,000K but a $1,000K MIP Payout would yield Post-MIP Operating Income of $15,500K, the MIP Payout shall be $500K. If necessary, MIP Payouts shall be determined by interpolating between MIP Payout result rows, subject to a corresponding Minimum Post-MIP Operating Income level determination, as above.

5.    MIP Payout Features:

Eligibility – To earn an MIP Payout, an MIP participant must remain an active employee of Heska Corporation or one of its affiliates through the time of payment of MIP Payouts (planned to be on approximately February 28, 2019), excepting death, disability and Change-in-Control.

Maximum payout: The maximum payout to any participant shall be 200% such participant’s Incentive Target, which is calculated by multiplying such participant’s base salary by the Category Percentage applicable to such participant.